                                                                    EXHIBIT 10.2

Telecom                                      TELECOM LEASING CANADA (TLC)LIMITED
Leasing                                         SUITE 700 - 5945 KATHLEEN AVENUE
Canada                                                       BURNABY, B.C V5H4L5
                                         PHONE (604) 439-5800 FAX (604) 439 5802

October 3, 1995

Kwikstar Communications Ltd.
and Digital Courier International Inc.
# 106-1008 Beach Avenue
Vancouver, B.C.
V6E 1T7

Dear Sirs:

                              COMMITMENT TO LEASE
                              -------------------

We are pleased to confirm that we are prepared to acquire for the purpose of leasing to you the assets (the "Equipment") hereinafter described on the terms and conditions hereinafter set forth.

1.   Condition Precedent
     -------------------

     This lease credit facility is subject to the sum of $6 million being paid to Digital Courier International Inc. ("DCI") for subscription of shares of DCI, and 6 million shares of DCI having been issued to 945 Investments Limited and one or more other investors pursuant to executed Subscription Agreements, all in accordance with Section 8 of the Letter of Intent of September 15, 1995, to MPR Teltech (the "Letter of Intent") a copy of which is attached as Schedule C to the proposed Leasing Agreement.

2.   Equipment
     ---------

     Computer terminals and hubs forming a communications network for the North American radio broadcast industry.

3.   Net Equipment Cost
     ------------------

     The net cost of acquisition of the Equipment (the "Net Equipment Cost") to us shall not exceed the sum of $10,000,000, subject to the net amount outstanding at any one time under all leases between us and you not exceeding $7,000,000.

4.   Payment of Net Equipment Cost
     ------------------------------

     The Equipment shall be purchased by us as required by you and approved by us, provided you are not in default, prior to December 31, 1998.

5.   Leasing Schedule
     ----------------

     The leasing of Equipment purchased in each calendar month shall be evidenced by the execution of a Leasing Schedule as required by the proposed Leasing Agreement.

6.   Lease Term
     ----------

     The Equipment shall be leased for a term of 36 months commencing on the first day of the month following the month in which we make the partial payment of Net Equipment Cost (the "Commencement Date of Term").

7.   Interim Rental
     --------------

     Notwithstanding Section 8.2 of the proposed Leasing Agreement, an Interim Rental shall be calculated for each partial payment of the Net Equipment Cost paid out prior to each respective Commencement Date of Term by prorating the Monthly Rental applicable to such partial payment for the number of days from and including the day on which payment is made to but excluding the respective Commencement Date of Term.

8.   Monthly Rental
     --------------

     The Monthly Rental for each partial payment of Net Equipment Cost, plus applicable taxes, shall be payable at the beginning of each month following the month in which each such partial payment is made, and shall be a sum equal to the Net Equipment Cost of same multiplied by a factor to be derived from the lesser of (a) our cost of funds and profit margin, or (b) a rate equal to the Royal Bank of Canada 3 Year All In Receiving Swap Rate plus 5.0%, compounded monthly, on the date such partial payment is made. The parties agree that at the date of this Commitment to Lease letter, the said Swap Rate is 6.98% and the corresponding factor is 0.03310. Notwithstanding the foregoing and subject to the said Swap Rate not exceeding 7.25% on the date such partial payment is made, for partial payments made prior to January 1, 1996, the Monthly Rental shall be a sum equal to such partial payments multiplied by the factor 0.032663.

9.   First Rental
     ------------

     On the date of signing this Commitment to Lease letter, you shall pay us a sum of $50,000 which shall be applied to the first Monthly Rentals due on the partial payment next following disbursement of $8,000,000 of Net Equipment Cost. If such amount is not disbursed during the term of this present lease credit facility, you hereby agree to forfeit the said sum as liquidated damages and not as a penalty.

10.  Purchase Option
     ---------------

     Subject to all your obligations having been met with regard to each Leasing Schedule, you shall have the option to purchase the Equipment subject to such Leasing Schedule for 10% of Net Equipment Cost after 36 Monthly Rentals shall have been paid, which represents the parties' estimate of fair market value at that time.

11.  Security
     --------

     As security for the payment of the Monthly Rentals as provided in this Commitment to Lease letter, you shall assign to us all your accounts receivable in such form of assignment acceptable to our legal counsel. We recognize that normal commercial banking arrangements shall be required by you at some future date, and we agree to consider a request for some form of security sharing at that time. 'We agree to act reasonably. All costs and expenses of any nature whatsoever incurred by us with respect to considering and/or accommodating such request shall be for your account and shall be paid by you promptly on demand.

12.  Covenants
     ---------

     You agree to comply with the covenants set forth in Schedule B to be attached to the proposed Leasing Agreement.

13.  Insurance
     ---------

     You shall provide public liability and property damage insurance coverage in respect of the Equipment with limits of not less than $3,000,000. You shall also insure the Equipment to its full insurable value against all insurable risks and perils consistent with reasonable practice for equipment of such general classification. Such insurance shall take effect on the date on which we assume responsibility for the Equipment or any part thereof.

14.  Documentation and Legal Fees
     ----------------------------

     All documents, agreements or writings, including without restriction a Leasing Agreement, shall contain such terms and conditions as we may reasonably require to evidence the lease transaction and security therefor. In the event you request changes in the terms and conditions of our standard Leasing Agreement or any other documents needed to evidence this transaction which require us to engage counsel to consider and/or negotiate the details of such changes, then all legal fees, disbursements and taxes thus incurred by us shall be for your sole account and shall be paid promptly by you, including all legal fees, disbursements and taxes incurred by us on and after October 12, 1995, and before this Commitment to Lease letter is executed by the parties.

     All fees and costs of registration of any filings or financing statements in any jurisdiction where the Equipment is or is to be located shall be for your sole account and shall be paid forthwith by you upon receipt of an invoice therefor from us.

15.  Net Net Lease
     -------------

     The Equipment shall be leased by you from us on a net net basis. Any costs, claims, demands or other liabilities of any nature whatsoever connected with or arising out of the use, operation, possession or ownership of the Equipment shall be for your account with the intent and to the effect that we shall receive throughout the lease term the full amount of the Aggregate Rental.

16.  Joint and Several Liability
     ---------------------------

     You acknowledge and agree that you shall be jointly and severally liable for all the terms and conditions required to be observed or performed by you under this Commitment to Lease letter, the said Leasing Agreement and all Leasing Schedules relating to such Leasing Agreement.

17.  General Conditions
     ------------------

     You shall personally choose and select the Equipment and we shall not, in any respect, be liable or responsible for the quality, adequacy or suitability of the Equipment or for any warranty claims for the maintenance, repair or satisfactory operation of the Equipment. We hereby convey to you the warranty resulting from the sale entered into with the supplier(s) or, if such warranty is not assignable, we shall hold the same in trust for you.

     We shall not become obligated to purchase the Equipment or any part thereof until the Leasing Agreement and all other documents required shall have been executed between the parties, and the Condition Precedent in Section 1 of this Commitment to Lease letter shall have been satisfied.

     You may not assign, cede or otherwise dispose of your rights under this Commitment to Lease letter and no amendments hereto shall be binding on either party unless the same is agreed to in writing.

     This present Commitment to Lease letter, even when accepted by you, shall not constitute a lease of the Equipment but only an agreement on our part to purchase and an agreement on your pan, provided you are not in default, to lease the Equipment on the terms and conditions set forth herein and in the above described Leasing Agreement, the lease of the Equipment to be evidenced solely by the execution between us of Leasing Schedules pertaining thereto as required by the Leasing Agreement.

     The terms used in this present Commitment to Lease letter shall have the respective meanings defined in the said Leasing Agreement.

     We have the right to terminate this lease credit facility at any time upon 30 days prior written notice. In the event of termination not caused by any action or fault on your part, the First Rental shall be returned to you if it has not been applied to Monthly Rentals pursuant to Section 9 of this Commitment to Lease letter.

This present Commitment to Lease letter is open for acceptance by you until November 15, 1995, or such later date as may be agreed by the parties.

If the foregoing is acceptable to you, please so indicate by signing the form of acceptance below and returning this letter to us with your cheque for $50,000.

Thank you for this opportunity to be of assistance to you.

Yours truly,
/s/ J. R. Dinsdale


J.R. Dinsdale
President

                                   ACCEPTANCE

We jointly and severally agree to lease the above described Equipment on the above terms and conditions.

KWIKSTAR COMMUNICATIONS LTD.

Per: /s/ L. C. Fowler
    ---------------------------------------
Name: L. C. Fowler
     --------------------------------------
Title: President
      -------------------------------------
Date: November 15, 1995
     --------------------------------------

DIGITAL COURIER INTERNATIONAL INC.

Per: /s/ I. R. Bardsley
    --------------------------------------
Name: Ian R. Bardsley
     -------------------------------------
Title: Chairman
      ------------------------------------
Date: November 15, 1995
     -------------------------------------

                            MASTER LEASING AGREEMENT

This Leasing Agreement made as of the 8th day of November 1995 between:


between:

          Telecom Leasing Canada (TLC) Limited (Lessor)

and:


          Kwikstar Communications Ltd. (Lessee)

and

          Digital Courier International Inc. (Lessee)

                                     INDEX

Identifying   Section Heading                            Page
Number
 4            Acceptance...............................     2
27            Agency...................................     5
20            Alterations..............................     4
40            Assignment and Sub-Letting...............     7
36            Authorized Representatives...............     7
43            Corporate Waiver.........................     7
58            Currency.................................     8
 2            Definitions..............................     1
37            Delivery at Termination..................     7
21            Depreciation Class.......................     4
 3            Direction to Purchase....................     2

52            Effective Date...........................     8
33            Enforcement of Warranties................     6
53            Entire Transaction.......................     8
13            Exclusion of Warranties..................     3
 1            Extent of Leasing Agreement..............     1

41            Forbearance and Indulgence...............     7
56            Further Assurances.......................     8

32            Indemnification..........................     6
15            Inspection...............................     3
16            Insurance................................     4

59            Language.................................     8
19            Laws and Regulations.....................     4
 5            Leasing Schedules........................     2
25            Lessee's Events of Default...............     5
29            Lessee's Remedies........................     6
28            Lessor's Option to Terminate.............     6
26            Lessor's Remedies on Default.............     5
12            Licence..................................     3
18            Liens....................................     4
44            Limitation of Civil Rights
              - Saskatchewan...........................     7


46            Location Equipment.......................     8
22            Loss of Equipment........................     5

14            Maintenance..............................     3
42            Merger and Amalgamations.................     7

55            No Merger in Judgment....................     8
39            Notices..................................     7

48            Offset...................................     8
30            Option to Purchase.......................     6
35            Overdue Payment..........................     6
10            Ownership................................     3

34            Patent Infringement......................     6
 6            Payment of
              Net Equipment Cost.......................     2
11            Personal Property........................     3
57            Proper Law...............................     8

47            Records..................................     8
49            Remedies Cumulative......................     8
24            Remedies on Repudiation..................     5
31            Remedying Defaults.......................     6
 9            Rent Payment.............................     3
 8            Rental...................................     2
23            Repudiation..............................     5

51            Section Headings.........................     8
54            Severability.............................     8
45            Successors and Assigns...................     7

17            Taxes....................................     4
 7            Term.....................................     2
38            Terminal Disposition.....................     7
50            Time.....................................     8

                            Master Leasing Agreement

This Leasing Agreement made as of the 8th day of November 1995 between:

TELECOM LEASING CANADA (TLC) LIMITED, a Company incorporated under the laws of Canada, having its Head Office in the city of Burnaby, in the province of British Columbia, which mailing address is Suite 700 5945 Kathleen Avenue, Bunaby, B.C V5H 4L5 (hereinafter called Lessor ")

and KWIKSTAR COMMUNICATIONS LTD., a Company incorporated under the Laws of Alberts having its Registered Office in the city of Calgary, in the province of Alberta, which mailing address is 1800- a00 5 Avenue SW, Calgary, Alberta 3T66 (hereinafter called "Lessee"") and
DIGITAL COURIER INTERNATIONAL, INC., a Company incorporated under the laws of Canada, having its Head, Office in, the city of Burnaby, which mailing address is 8999 Nelson Way, Burnaby, B.C. V5A 4B5 (hereinafter called Lessee

Whereas

1. Lessor and Lessee have agreed that, from time to time, Lessee shall have the right and option to request Lessor to purchase equipment required for use in Lessee's operations; and

2. Forthwith upon the purchase of such equipment by Lessor, Lessee shall lease the same from Lessor, the whole in accord with the terms and conditions of this Leasing Agreement.

Now therefore this agreement witnesseth:

1.             Extent of Leasing Agreement

1.1 This Leasing Agreement shall apply to any equipment which Lessor shall agree to purchase and to lease to Lessee on the terms and conditions hereinafter set forth, the whole subject to any limitations or conditions set forth in commitment letters with respect to such equipment which may. from time to time, be forwarded by Lessor to Lessee and be accepted by Lessee within the delays set forth in such commitment letters.

1.2 The terms, conditions and limitations set forth in any such commitment letters shall survive with respect to the equipment described therein, the execution of this Leasing Agreement, any Leasing Schedule or other agreements relating hereto and thereto.

2.             Definitions
2.1 For the purpose of this Leasing Agreement and Leasing Schedules hereto:

(a) "Adverse Claim" shall mean any lien, privilege, charge, attachment, seizure, sequestration, distress, levy or encumbrance of any nature or kind whatsoever .

(b) "Aggregate Rental" shall mean with respect to the Equipment described in the relevant Leasing Schedule, the total rental required to be paid by lessee to Lessor for the entire duration of the term thereof pertaining thereto.

(c) "Bond" shall mean a guarantee, suretyship, bond or other indemnification satisfactory to Lessor, provided by a Person acceptable to Lessor, in such form, for such amount and on such terms and conditions as Lessor may at any time or from time to time reasonably require for purposes of this Leasing
               Agreement, any Leasing Schedule or other agreements relating hereto or thereto.

(d) "Cost of Disposition": with respect to the sale, leasing or other disposition of the Equipment by Lessor pursuant to the powers conferred on Lessor hereunder, shall mean all costs, disbursements, commissions and other expenses, which Lessor may incur, pay or be or become liable for, in the course of or in connection with, recovering possession of, dismantling, removing, transporting, repairing, reconditioning, selling, leasing, otherwise disposing of, delivering, reassembling, or reinstalling the Equipment.

(e)            "Date of Loss" shall mean the actual date of Loss of Equipment.

(f) "Depreciation Class" shall mean that Class established by Regulations presently or hereafter enacted pursuant to the Federal and Provincial (where applicable) Income Tax Act(s), stated in Item 7 of each Leasing Schedule permitting Lessor to claim Capital Cost Allowance in respect of the Equipment for income tax purposes at the rate stated in item 7 of each Leasing Schedule either on the reducing balance or the straight line basis, as the case may be, stated in item 7 of the relevant Leasing Schedule.

(g) "Equipment" shall mean the Equipment which Lessor shall purchase and lease to Lessee pursuant to the terms and conditions of this Lease and when or where required in the context or circumstances, individual items thereof.

(h)            "Lease" shall mean this Leasing Agreement and any Leasing
               Schedule.
(i) "Leasing Schedule" shall mean a document to be completed by Lessor and executed by Lessee in, or substantially in, the form set forth in Schedule "A" hereto annexed and initialled by the parties hereto for identification.

(j)            "Loss of Equipment" shall mean:

               (i) a total loss, or constructive total loss in the opinion of Lessor, of the Equipment through damage, destruction or otherwise, or
               (ii) the absolute and unconditional expropriation or confiscation of the Equipment by any government or other authority, "de facto" or "de jure," or

               (iii) any other compulsory taking or use of the Equipment by any government or other authority, "de facto" or "de jure," for continuous and uninterrupted period of the lesser of 180 days or such other period of time as Lessor and Lessee may mutually agree upon in writing.
(k) "Net Equipment Cost" shall mean the total of all amounts required to be expended or other liabilities to be incurred by Lessor in order to make the Equipment in all respects ready for use by Lessee at the location and for the purpose intended by Lessee. including, without limitation, the Supplier's invoiced price, all sales, excise, customs and other taxes or levies required to be paid and cost of transportation, installation, assembly and related expenses.
(l) "Obligation" shall mean an, obligation to pay when due any money which may at any time or from time to time hereafter be or become owing by Lessee to Lessor and the obligation to perform duly and faithfully, according to their terms, any and all covenants, agreements, undertakings and promises on the part of Lessee in favour of Lessor, whether such covenants, agreements, undertakings and promises, or any of them, now exist or are hereby hereafter brought into existence.
(m) "Overdue Payment" shall mean and include any monthly instalment of rental, any other sum, moneys or payment due and owing by Lessee hereunder and any and all sums disbursed by Lessor pursuant to the Section of this Lease entitled "Remedying Defaults" which are not paid as and when required hereunder or any combination thereof.
(n) "Person" shall mean a natural person. a corporation, firm partnership.

(o) "Proceeds of Loss" shall mean the proceeds of insurance or any indemnity, award or other moneys payable in respect of the Loss of Equipment.
(p)            "Purchase Price" shall mean with respect to:
               (i) the option to purchase dates stated in Item 4 of the relevant Leasing Schedule, the corresponding sum stated therein; and

               (ii) the option to purchase the Equipment exercisable by Lessee on, but not before or after, the expiry date of the term thereof pertaining thereto or any renewal thereof, the market value of the Equipment, for the time being, as mutually agreed upon between Lessor and

                    Lessee, or, in the absence of such agreement, as determined by a qualified professional appraiser mutually selected by Lessor and Lessee or as selected by Lessor in the event the parties cannot agree on an appraiser.

(q) "Relevant Period" shall mean the then current twelve month period shown in Item 5 of the respective Leasing Schedule, reckoning from the commencement date of the term shown therein.

(r) "Settlement Date"shall mean a date falling within 180 days of the Date of Loss on which Lessee shall pay to Lessor the Settlement Value of the Equipment.
(s) "Settlement Value" shall mean, if the Settlement Date is the first day of a Relevant Period, a sum determined by multiplying the corresponding percentage rate for such Relevant Period as set forth in Item 5 of the Leasing Schedule by the Net Equipment Cost of the Equipment lost, and if the Settlement Date is other than the first day of the Relevant Period, the Settlement Value determined as aforesaid, prorated as follows:
               (i) by determining the difference between the Settlement Value determined as aforesaid and the Settlement Value similarly determined for the first day of the next following Relevant Period, and
               (ii) by deducting from the Settlement Value determined as
                    aforesaid the percentage of such difference which the portion of such Relevant Period expired to the Settlement Date bears to the full Relevant Period.
(t) "Supplier" shall mean any manufacturer, supplier, vendor of, or dealer in, the Equipment or any other Person from whom Lessor shall purchase or otherwise acquire the Equipment.

(u) "Warranties" shall mean all conditions, warranties, guarantees, representations, service contracts, contracts to stuck spare parts or other agreements of any nature whatsoever, oral or written, express or implied, legal, statutory, conventional collateral or other, in respect of, or which shall in any manner apply to, any Equipment.

2.2 "This Lease", "hereto", "herein", "hereof', "hereby", "hereunder", and similar expressions refer to this Lease and not to any particular section, paragraph, sub-paragraph or other portion thereof. All of the provisions of this Lease are to be construed as covenants as though the words importing such covenants were used in each separate clause, paragraph or sub-paragraph hereof.

2.3 Any terms herein defined in the singular number shall have a corresponding meaning when used in the plural.

2.4 Any act or deed required to be observed, performed or done hereunder falling on a Saturday, Sunday or other statutory holiday shall be observed, performed or doric on the business day next following but any delay here, by granted shall not extend to relieve either party from the due performance and fulfilment of its obligations hereunder.

3.             Direction to Purchase
3.1 Upon receipt from Lessor of a commitment letter, Lessee may, at its option, accept the same within the delay therein provided and return the accepted duplicate copy thereof to Lessor.

3.2 Lessee may then direct Lessor to purchase the Equipment by notice to Lessor specifying the Supplier, stating the purchase price of, and describing the Equipment and giving such further information as may be required.

3.3 Upon receipt by Lessor of the accepted commitment letter and of such notice, and providing Lessee is not then in default under any Obligation, Lessor shall immediately order from the Supplier specified in such notice, the Equipment described therein.

4.             Acceptance
4.1 Upon delivery by the Supplier to lessee of the Equipment, Lessee shall accept the Equipment, which acceptance will not be unreasonably withheld or delayed.

5.             Leasing Schedules
5.1 Upon receipt from the Supplier of an invoice for the Equipment so ordered and delivered, Lessor shall prepare and deliver to Lessee, in duplicate, a Leasing Schedule, duly signed by an authorized representative of Lessor.

5.2 Lessee shall promptly sign such Leasing Schedule by an authorized representative and return one signed duplicate thereof to Lessor.

5.3 The return of the signed Leasing Schedule by Lessee to Lessor shall, as between Lessor and Lessee, constitute acceptance and conclusive proof that Lessee has inspected and acknowledged that the Equipment is in good condition and repair, and shall preclude Lessee from asserting thereafter against Lessor any claim, demand or action based upon the selection of the Equipment or its condition, durability or suitability for any particular use intended by Lessee.

5.4 Each Leasing Schedule shall constitute a separate lease of the Equipment described therein from Lessor to Lessee on the terms and conditions provided herein and in such

Leasing Schedule. In the event of a conflict between the terms hereof and of a Leasing Schedule, the terms of the Leasing Schedule shall govern.

6.             Payment of Net Equipment Cost

6.1 Lessor shall pay the Net Equipment Cost of the Equipment on or before the due date for such payment.

7.             Term
7.1 Forthwith upon delivery to Lessee, the Equipment shall be subject to all the terms and conditions of this Lease and shall be leased by Lessee from Lessor for a term of the duration stated in the relevant Leasing Schedule commencing upon the commencement date of the term and terminating upon the termination date of the term stated in such Leasing Schedule.

8.             Rental
8.1 The Aggregate Rental to be paid with respect to the Equipment shall be set forth in the relevant Leasing Schedule. The Aggregate Rental shall be payable in advance in consecutive instalments each in the amount set forth in the Leasing Schedule, commencing on the commencement date of the term set forth in such Leasing Schedule and thereafter on the first day of each month.during the term hereof pertaining thereto.

8.2 If payment by Lessor of the Net Equipment Cost of the Equipment occurs on the first day of any month, the first monthly instalment of rental shall fall due and be paid on the day of such payment. If payment of the Net Equipment Cost occurs on any day other than the first day of any month, the first monthly instalment of rental shall fall due and be paid on the first day of the next succeeding month and on that date, in addition to the first monthly instalment of rental, Lessee shall pay an interim rental with respect to the portion of the relevant month commencing on the date of payment of the Net Equipment Cost and ending on the last day of such month, determined by multiplying the Net Equipment Cost of the Equipment by the interim rental factor stated in the relevant Leasing Schedule and by multiplying the result thereof by the number of days from and including the date of such payment to but excluding the first day of the month next following.

8.3 Lessor shall notify Lessee of the date of payment of the Net Equipment Cost for the Equipment and submit to Lessee such other information concerning the purchase of the Equipment as may be reasonably requested by Lessee and shall submit copies of all invoices received by Lessor from any Supplier of the Equipment.

9.             Rent Payment
9.1 The monthly rental instalments shall be paid at the office of Lessor at the address set out on page 1 of this Leasing Agreement, or at such other place in Canada as Lessor may from time to time designate by notice.

10.            Ownership
10.1 Title to, ownership of, and property in, the Equipment shall at all times be and remain solely and exclusively in Lessor subject only to the rights of Lessee to use the same pursuant to the terms, conditions and provisions of this Lease, and to purchase the same in pursuance of any option granted in any relevant Leasing Schedule or agreement relevant thereto.

11.            Personal Property
11.1 During the term of any Leasing Schedule, the Equipment leased thereby shall be and remain moveable, personal or chattel property. Notwithstanding any purpose for which the Equipment may be used or that it may become in any manner affixed or attached to or imbedded in or permanently rested upon land or any structure thereon, it shall remain subject to the rights of Lessor hereunder as fully as it was before being or becoming so used, affixed, imbedded or rested.

11.2 Lessee agrees to obtain a waiver, if required by and in a form satisfactory to Lessor, from any landlord, mortgagee, hypothecary creditor or other encumbrancer of Lessee's premises where the Equipment is situated. If, notwithstanding the intention of the parties and the provisions of this Section, any person acquires or claims to have acquired any rights in any Equipment paramount to the rights of Lessor by reason of such Equipment being affixed to real property, and such person seeks to interfere with the continued quiet enjoyment of the Equipment by Lessee as contemplated by this Lease, Lessee shall promptly notify Lessor in writing of such fact and shall seek diligently to remove the basis for any such interference. Unless the basis for such interference is waived or removed to the satisfaction of Lessor within 30 days from the date it is asserted, Lessee, upon written request from Lessor, shall within 30 days after such request pay to Lessor an amount equal to the Settlement Value of the Equipment. Upon such payment the Lease of such Equipment shall terminate and all of Lessor's title to and rights in such Equipment (if any) shall become the property of Lessee.

11.3 Lessee shall be liable for any damage done or caused to any real estate, building or structure by the removal of the Equipment.

12.            License
12.1 In respect of any Equipment which is, or at any time or from time to time may be, located on, or in, lands and premises owned by Lessee and which Equipment is, or is deemed to be, a fixture or fixtures, Lessee:
          (a) agrees that Lessor may at any time and from time to time, upon becoming entitled to possession of the Equipment under lease, enter upon the said lands and premises with all such forces as may be reasonably required, and dismantle, detach and remove such Equipment; and
          (b) agrees that Lessor. shall not be liable for any damage done to the said lands or premises by, or in the course of, such dismantling, detaching or removing, save only such damage as may be caused by the gross negligence or wilful act of Lessor or its agents or servants; and
          (c) hereby grants to Lessor a license, irrevocable during the term of the relevant Leasing Schedule and for such length of time thereafter as may be reasonably required to effect such dismantling, detaching and removing, to enter upon the said lands and premises in the manner and for the purposes aforesaid; and
          (d) agrees that Lessor may, at its election, register, by way of caveat or otherwise, against the said lands and premises to give notice of its right of access for the purposes aforesaid.

12.2 Lessee agrees that any sale, conveyance, lease, mortgage, charge, hypothecation, transfer, assignment or other disposition or alienation of Lessee's interest in the lands and premises referred to in Paragraph 12.1 of this Section shall be made expressly subject to the terms, conditions and provisions of this Section 12 and that Lessee will cause the Person to which such sale, conveyance, lease, mortgage, charge,hypothecation, transfer, assignment or other disposition or alienation as aforesaid may be made, to agree to and be bound by the terms conditions and provisions of this Section 12 to the same extent effect as if such Person were Lessee.

12.3           If the lands and premises referred to in Paragraph 12.1 of this
Section 12 are subject co any right or interest of any nature whatsoever in favour of any Person, other than Lessee, Lessee shall, upon notice from Lessor, procure from every such Person by a writing in form and content satisfactory to
Lessor:

               (a) a waiver and renunciation in favour of Lessor of any lien, charge, encumbrance, privilege, hypothec, or right of distress, seizure or attachment, which any such Person may at any time or from time to time have, upon or in respect of the Equipment referred to in Paragraph 12.1 of this Section 12; and
               (b) an agreement by which such Person grants to, and confers upon, Lessor the same rights, privileges, benefits and license as are intended to be granted to, and conferred upon, Lessor by Lessee under Paragraph 12.1 of this Section 12.

13.            Exclusion of Warranties
13.1 Lessee acknowledges that the Equipment will be personally chosen and selected by Lessee and that it will be of a make, size, design and capacity desired by Lessee for the purposes intended by Lessee.

13.2 Lessor does not make or give any representations or warranties, express or implied, as to the Equipment, its condition, durability or suitability for any particular use intended by Lessee and Lessee hereby confirms that Lessor has not given any such representations or warranties.

13.3 Lessor shall not be liable to Lessee for any loss, cost, damage or expense of any kind or nature caused, directly or indirectly, by the Equipment or the use or maintenance thereof, or by any interruption of service or loss of use thereof, or for any loss of business or damage whatsoever and howsoever caused.

14.            Maintenance
14.1           Lessee shall, at its sole expense:

               (a) maintain the Equipment in good operating condition and repair (ordinary wear and tear excepted); and
               (b) comply in all respects with all recommendations, or requirements of the Supplier regarding the Equipment or any part or component thereof or accessory thereto, as may be necessary to preserve all Warranties by such Supplier; and
               (c) repair and replace any damage to the Equipment caused by the operation or use thereof by Lessee, its officers, employees and servants or by others; and
               (d) replace any components, including power plants, as may become necessary or, in the reasonable opinion of Lessee, desirable for the proper use and operation of the Equipment.

14.2 All replacement parts which may, in the course of maintaining the Equipment in good operating condition and repair, at any time and from time to time, during the term of each Lease, be made to, or placed in or upon, the Equipment thereby leased, shall be free and clear of all Adverse Claims.

14.3 All replacement parts, of whatever kind or nature, made to, or placed in or upon the Equipment, shall belong to, and become the property of, Lessor and shall be subject to all the terms and conditions of this Lease.

15.            Inspection
15.1 The representatives of Lessor shall have the right to inspect the Equipment at any reasonable time upon reasonable notice to Lessee, and Lessee shall afford all reasonable facilities required by such representatives for the purpose of such inspection.

15.2 Any misuse, fault of erection or installation, want of maintenance or repair of the Equipment which shall be disclosed by such inspection shall, forthwith upon notice from Lessor, be discontinued, made good, serviced or repaired, as the case may be.

16.            Insurance
16.1 As and from the earlier of the date upon which Lessor acquires ownership of, or title to, the Equipment or the date oft which Lessor assumes risk, responsibility and liability therefor, and thereafter throughout the term of each Lease, Lessee shall, at its sole expense:

               (a) place and maintain physical damage insurance on the Equipment, in amounts satisfactory to Lessor, consistent with Lessee's normal and usual practice for insuring equipment of the same general classification. Said physical damage insurance shall specifically state by its wording or by endorsement that it:
                    (i)    includes Lessor (as owner) as a named insured,
                    (ii) includes a Loss Payable Clause in favour of Lessor, and
                    (iii) includes a Waiver of Subrogation Clause in favour of LesSor;
               (b) place and maintain general liability insurance, or automobile liability insurance in the case of leased licensed motor vehicles, with limits of liability satisfactory to Lessor for injury to or death of any one or more persons or damage to properties. Said general liability insurance shall specifically state by its wording or by endorsement that it:
                    (i) extends to cover the liabilities assumed by Lessee under this Lease arising out of the use or possession of the Equipment,
                    (ii)   includes Lessor as a named insured, and
                    (iii) includes a cross liability provision that the policy shall insure each person, firm or corporation insured thereunder in the same manner and to the same extent as if a separate policy had been issued to each, but the inclusion therein of more than one insured shall not operate to increase the limits of the insurers' liability.
                    Said automobile liability insurance shall:
                    (i)    include Lessor (as owner) as named insured, and
                    (ii) include a "Permission to Rent or Lease Endorsement" in favour of the Lessee.

16.2 All policies of insurance shall cover and protect Lessor and Lessee as their respective interests may appear and shall contain such endorsements as may, from time to time, be reasonably required by Lessor and without in any way limiting the generality of the foregoing shall contain endorsements providing that:

               (a) thirty (30) days prior written notice shall be given the Lessor in the event the policy is materially altered or cancelled,
               (b) the insurance provided shall be primary and shall not be contributory with any other insurance carried by Lessor,
               (c) Lessor's interest as a named insured under such policies shall not be invalidated or otherwise adversely affected by any act or omission, negligent or otherwise, of Lessee or its agents, servants or employees, and
               (d) Lessor shall not be responsible for payment of any premiums or insurance coverage required to be placed and maintains by Lessee by the terms of this Section 16.
16.3 Lessee shall supply Lessor with certified copies of insurance policies or other evidence satisfactory to Lessor evidencing the foregoing coverage so long as any Lease remains in force and effect.

16.4 Lessee shall, at its own expense, have the complete duty and responsibility to make all proofs of loss and take all other steps necessary to effect recovery from insurers under any insurance carried pursuant to the provisions of this Section 16. If Lessee shall fail to or refuse to make all proofs of loss and take all steps necessary to effect recovery from insurers Lessor shall be entitled, at the cost of Lessee, to make such proofs and to take all other steps necessary to effect such recovery. If Lessee makes proofs of loss and takes all other steps necessary to effect such recovery, Lessor shall sign all papers and take all other actions reasonably requested by Lessee in order to effect such recovery, including abandonment of the Equipment to insurers.

16.5 In the event of the occurrence of damage to the Equipment not amounting to Loss of Equipment and in the event that Lessee shall elect by notice to Lessor to repair the Equipment so damaged and provided Lessee is not in default under any Obligation, the proceeds of any insurance coverage shall be held by Lessor and disbursed to Lessee when the Equipment is repaired, provided Lessee shall not then be in default in the due performance and observance of and has committed no act in breach of any Obligation hereunder.

16.6 Effecting or obtaining insurance pursuant to this Section 16 shall' not excuse or relieve Lessee from the due observance and fulfilment of any of its Obligations hereunder or under any Lease.

17.            Taxes

17.1 Lessee shall duly and punctually pay all sales taxes, license fees, business taxes, levies and assessments of every nature and kind whatsoever which be or become payable at any time or from time to time upon, or in respect of, the Equipment, this Lease, Leasing Schedules, monthly rental instalments, or any other payments made hereunder, save only income taxes payable by Lessor.

18.            Liens
18.1 Lessee shall keep the Equipment free and clear of any and all Adverse Claims subject to the right of Lessee to contest with all due dispatch any such Adverse Claims upon providing, at the option of Lessor, a Bond or other satisfactory indemnification in respect of any loss, cost or damage which might be sustained or incurred by Lessor or for which Lessor might be or become liable for as a result of, or by reason of, any such Adverse Claim or the contestation thereof by Lessee.

19.            Laws and Regulations
19.1 Lessee shall, at its sole expense, comply with all laws and regulations made by competent authority relating to the use, operation or possession of the Equipment or the ownership thereof by Lessor.

20.            Alterations
20.1 Lessee may make any alterations, additions or improvements to the Equipment, provided that:
               (a) such alterations, additions or improvements shall not materially decrease the value of the Equipment nor interfere with, or frustrate the intended use of, the Equipment; and
               (b) all such alterations, additions or improvements shall, at all times, be free and clear of all Adverse Claims; and
               (c) the making of any such alterations, additions or improvements shall not subject the Equipment to any Adverse Claim.

20.2 All such alterations, additions or improvements of whatever kind or nature made by Lessee to the Equipment shall be at Lessee's expense and shall belong to and become the property of Lessor and be subject to all the terms, conditions and provisions of the Lease thereof.

20.3 Lessee, at its expense, will transfer to Lessor title to and ownership of any such alteration, addition or improvement free and clear of all Adverse Claims and will do and perform all such acts, matters and things as Lessor may reasonably require to vest such title and ownership in Lessor.

20.4 Upon the expiration, by effluxion of time and not otherwise, of the term of each Lease, provided Lessee is not then in default in the due observance and performance of, and has committed no act in breach of, any Obligation, Lessee may, at its expense, remove any such alterations, additions or improvements which it has made to the Equipment thereby leased, provided that any such removal may be made by Lessee without damage to such Equipment and upon any such removal Lessee shall, at its expense, restore the Equipment to its original state and condition, reasonable wear and tear excepted.

20.5 At the written request of Lessee, Lessor will transfer and convey to Lessee title to, and ownership of, any alterations, additions or improvements which have been removed by Lessee pursuant to the provisions of the preceding Paragraph 20.4 of this Section.

21.            Depreciation Class
21.1 Lessee represents, warrants and covenants with respect to each Lease that:

               (a) on the commencement date of the term of such Lease, the Equipment described therein is included in the Depreciation Class; and
               (b) it shall not, by an act of commission or omission, effect any change in the nature or the intended use and purpose of the Equipment which could or would directly result in the Equipment being included in any other Depreciation Class or to be depreciable on the reducing balance or the straight line balance, as the case may be, of capital cost at a rate less than that stated in item 7 of each Leasing Schedule.

22.            Loss of Equipment
22.1           On the occurrence of Loss of Equipment, Lessee shall:
               (a) within ninety (90) days of the Date of Loss, give Lessor written notice of the Settlement Date;
               (b) on the Settlement Date, pay to Lessor the Settlement Value of the Equipment in exchange for a Bill of Sale from Lessor to Lessee selling and conveying, subject to the rights of any underwriters or other persons therein, all its right, title, and interest in and to the Equipment and any claim for Proceeds of Loss thereof; whereupon the Lease shall terminate with respect to such Equipment, and no further rental shall be payable thereafter with respect to such Equipment.

22.2 The Bill of Sale from Lessor to Lessee shall contain no warranties on the part of Lessor except that Lessor shall warrant that it has not done any act or created any security interest in the Equipment which would adversely affect its title thereto.

22.3 All Federal and Provincial sales or transfer taxes, license fees and similar assessments connected with the transfer of title to and of ownership of the Equipment to Lessee shall be paid by Lessee.

23.            Repudiation
23.1           If:
               (a) any Overdue Payment amounting to a sum exceeding two (2) monthly instalments of rent hereunder, any part of which has been due and unpaid for two (2) months or more, and remains owing and unpaid for one (1) month after notice by Lessor to Lessee requiring payment thereof; or
               (b)  Lessee parts with possession of the Equipment; or
               (c) Lessee creates or permits to arise any Adverse Claim contrary to the provisions hereof and which Adverse Claim Lessee is unable to discharge pursuant to the provisions hereof;
               then and in any such case it shall be conclusively presumed and deemed that Lessee has repudiated this Leasing Agreement.

24.            Remedies on Repudiation
24.1 If Lessee repudiates, or is, by reason of the provisions hereof.or otherwise, presumed or deemed to have repudiated this Lease, Lessor shall be entitled:
               (a) to take possession of the Equipment hereby or thereby leased without demand or notice, wherever the same may be located, without any court order or-other process of law, Lessee hereby waiving any and all damages occasioned by such taking of possession, and sell, lease or otherwise dispose of such Equipment for such consideration and upon such terms and conditions as Lessor may reasonably deem fit; and
               (b) by notice to Lessee to declare liquidated damages to be payable, which liquidated damages shall be calculated as follows, namely:
                    (i) by calculating the entire amount of the then unpaid monthly instalments of rental for the remainder of the term of each Lease, each such monthly instalment of rental to be subject to a discount equal to interest at the rate of five percent (5%) per annum on each monthly instalment of rental calculated and compounded monthly over the period commencing on the earlier of the date of the aforesaid notice or the date of taking possession of the Equipment and ending on the date on which such monthly instalments of rental would have become due and payable under the terms of each Lease; and

                    (ii) by adding to the sum calculated according to Sub-paragraph (i), any Overdue Payment; and
                    (iii) by deducting from the sum calculated according to Sub paragraph (it) the net proceeds of the sale, leasing or other disposition of the Equipment after deduction of Costs of Disposition:

                    and shall be conclusively deemed to be a genuine pre-estimate by the parties hereto of the damage suffered by Lessor in the circumstances, and not a penalty; and
               (c) to proceed forthwith to the recovery of the said liquidated damages together with interest thereon at the rate of eighteen percent (18%) per annum calculated and compounded monthly, computed from the date of notice referred to in Paragraph 24.1 (b) hereof until paid, and together with all other moneys payable by Lessee hereunder.

25.            Lessee's Events of Default
25.1 The following shall, for the purpose of this Lease, be events of default by Lessee:
               (a) if Lessee defaults in any Obligation of it hereunder, and if any such default shall continue for thirty (30) days after Lessor shall have given written notice thereof to Lessee; or
               (b) if Lessee shall make any assignment for the general benefit of creditors or be adjudged bankrupt within the meaning of the Bankruptcy Act of Canada or any amending. or replacing legislation; or
               (c) if Lessee ceases or threatens to cede to carry on business or makes or proposes to make any sale of the whole or a substantial portion of its assets in bulk, or out of the usual course of its business; or
               (d) if any proposal is made or petition filed by Lessee under any law having for its purpose the extension of time for payment, composition or compromise of the liabilities of Lessee; or
               (e) if any resolution is passed for, or judgement or order given by any court of competent jurisdiction ordering, the winding-up or other liquidation of Lessee; or
               (f) if a petition or other application is made for a receiving order, or for the winding-up, of Lessee unless and for so long as Lessee shall be contesting such petition or other application in good faith; or
               (g) if any execution, sequestration or any other similar process of any court of competent jurisdiction becomes and remains enforceable against, or if a distress or analogous process is levied upon, the property of Lessee or on any part thereof, save for any such process which is contested by Lessee in good faith and Lessee provides, at the option of Lessor, a Bond or other satisfactory indemnification in respect of any loss, cost or damage, which may be sustained by Lessor by reason of such execution, sequestration or other similar process or the contestation thereof by Lessee; or

               (h) if Lessee defaults under any other agreement it may then have with Lessor; or

               (i) if any receiver, administrator or manager of the property, assets or undertaking of Lessee is appointed pursuant to the terms of any Trust Deed, Trust Indenture, Debenture or similar instrument or by or under any judgment or order of any court, or

               (j) if the Equipment is seized under legal process, confiscated, sequestrated or attached or if distress is levied thereon; or

               (k) if any insurance placed or maintained pursuant to the terms of any Lease shall lapse or be cancelled and shall not have been replaced by another policy or policies satisfactory to Lessor.

26.            Lessor's Remedies on Default
26.1 Upon the happening of an event of default under the Section hereof entitled "Lessee's Events of Default", Lessor shall be entitled to take possession of the Equipment without demand or notice, wherever the same may be located, without any court order or other process of law, Lessee hereby waiving any and all damages occasioned by such taking of possession, and sell, lease or otherwise dispose of the Equipment for such consideration and upon such terms and conditions as Lessor may reasonably deem fit, the whole without prejudice to Lessor's other rights and recourses at law or in equity.

27.            Agency

27.1 If Lessee repudiates, or is, by reason of the provisions hereof or otherwise, presumed or deemed to have repudiated any Lease, or upon the happening of any event of default under the Section hereof entitled "Lessee's Events of Default" Lessor may, at its option, in the name of and as the irrevocably appointed agent and attorney for Lessee, without terminating or being deemed to have terminated any such Lease, take possession of the Equipment, proceed to lease the Equipment to any other person on such terms and conditions, for such rental and for such as Lessor may reasonably deem fit, and to receive such rental and hold the same and apply the same against the instalments of rent or any Overdue Payment from time to time payable by Lessee hereunder.

28.            Lessor's Option to Terminate
28.1 Lessee agrees that neither this Leasing Agreement nor any Leasing Schedule, nor any interest therein or in any Equipment, shall be assignable or transferable by operation of law and it is agreed and covenanted by and between the parties hereto that if any event of default as defined in Section 25 hereof shall occur or happen, then and in any such event this Leasing Agreement and any and all Leasing Schedules shall, at the option of the Lessor to be exercised by notice hereunder, immediately end and terminate and no such Leasing Agreement and Leasing Schedule or any interest therein shall be an asset of Lessee after the exercise of the said option; provided that no such termination shall terminate or affect any right or remedy which shall have arisen under any Lease prior to such termination.

29.            Lessee's Remedies
29.1 If any of the following events of default shall occur or happen namely:
               (a) if Lessor shall fail to observe and perform its obligations under any Lease; or
               (b) if Lessor shall commit any act in breach of any Lease, then provided that such event of default shall not have been remedied within thirty (30) days after notice thereof to Lessor and if Lessee is, by reason of the occurrence or happening of such event of default, denied peaceable and quiet enjoyment of the Equipment and the benefits of any Lease, Lessee may exercise the following remedy:
                    (i) terminate the Lease with respect to which such event of default has occurred or happened and is continuing; and
                    (ii) prior to termination, purchase the Equipment leased to
                         Lessee under such Lease, for a purchase price' equal to the Settlement Value, for the time being, thereof.

29.2 Upon any purchase by Lessee pursuant to the provision of this Section, Lessee shall accept the Equipment in whatever condition or location it may be on the date of purchase and agrees that any expenses of delivery and removal of the Equipment shall be borne and paid by Lessee. The sale by Lessor shall be without any Warranties on the part of Lessor, affecting or relating to the Equipment, Lessor's title thereto, or to the sale thereof, all Warranties being expressly excluded.

30.            Option to Purchase
30.1 Provided Lessee shall not be in default under any Obligation, Lessor hereby grants to Lessee an option to purchase whatever title Lessor may have to the Equipment for the Purchase Price and at the time or times set forth in Item 4 of the relevant Leasing Schedule.

30.2 Such option to purchase may be exercised by Lessee by giving to Lessor notice of Lessee's intention to exercise such option, at least thirty (30)'days prior to the date of intended purchase, describing the Equipment with respect to which such option is being exercised.

30.3 The intended purchase and sale shall be concluded on a date specified in the said notice falling on or after, but not before, the option to purchase date stated in Item 4 of the relevant Leasing Schedule .but in any event not later than the expiry date of the Lease term pertaining to the Equipment being purchased.

30.4 Upon the exercise of such option, there shall be a binding agreement for the sale and purchase of the Equipment described in the said notice on the terms and conditions provided herein. The Purchase Price shall be paid to Lessor at the time of the conclusion of such sale.

30.5 Upon any such purchase, Lessor shall transfer the Equipment so purchased free and clear of all liens, charges and encumbrances created by Lessor or arising out of any act or omission of Lessor and thereupon this Lease shall terminate with respect to the Equipment so purchased.

30.6 Lessee shall bear the cost of any Provincial or Federal taxes, license or registration fees or other assessments or charges imposed on, or connected with, the transfer of title to and ownership of the Equipment.

31.            Remedying Defaults
31.1 If Lessee shall fail to perform or comply with any of the terms hereof, Lessor in its discretion may do all such acts and make all such disbursements as may be necessary to cure such default and an disbursements so made shall be payable by Lessee on demand.

32.            Indemnification
32.1 Lessee will indemnify Lessor and save Lessor harmless from and against all loss, costs, charges, expenses, liabilities, claims, demands, penalties and damages of every nature and kind whatsoever sustained or suffered by Lessor, or for which the Lessor may be or become liable, and caused by, resulting from, occasioned by or in any way connected with:
               (a) the execution of the Leasing Agreement or any Leasing Schedule by Lessor or the purchase or ownership by Lessor of the Equipment pursuant to the terms hereof; or
               (b) the non-acceptance by Lessee or the failure, refusal or neglect of Lessee to accept the Equipment pursuant to the terms of the Section hereof entitled "Acceptance"; or
               (c)  the moving, delivery, maintenance, repair, use, operation or possession of the Equipment by Lessee or the ownership
                    thereof by Lessor;
               unless caused by the act or neglect of Lessor, its servants or agents.

33.            Enforcement of Warranties
33.1 Lessor hereby assigns expressly to Lessee the Warranties resulting from the sale entered into with the Supplier and irrevocably constitutes and appoints Lessee, or the person designated by Lessee, its agent and attorney in fact, for and in Lessor's own name and behalf, to make and enforce from time to time at Lessee's sole cost and expense, whatever claim or claims Lessor may have against any Supplier of the Equipment under any Warranties, express or implied, in respect thereto. Lessee shall obtain from the Supplier of the Equipment its acceptance without reserve of such conveyance of Warranties.

33.2 Lessor may, at Lessee's expense and request, agree to join with Lessee in any claim, action, suit or proceeding arising out of, or connected with the Lease, any Leasing Schedule hereto or the Equipment, or to assign to Lessee, Lessor's right to do so, the whole upon the option of Lessor. Notwithstanding the foregoing, Lessee shall be entitled, except in the Province of Quebec, to use the name of Lessor, with the Lessor's written consent, in any such claim, action, suit or proceeding. If the Lessor agrees to join Lessee in any such claim, action, suit or proceeding Lessee shall indemnify and save harmless Lessor from any and all loss, costs, damages or expenses arising therefrom.

33.3 In all circumstances relating to any such claim, action, suit or proceeding, Lessor shall cooperate fully with Lessee and shall furnish promptly to Lessee all relevant documents or copies thereof and other assistance within Lessors knowledge, possession or control and which are reasonably required in connection with such claim, action, suit or proceeding.

33.4 Any amounts of money or money's worth recovered by Lessor shall be held for Lessee's account and shall be paid to it forthwith.

34.            Patent Infringement

34.l           Lessee shall defend and hold Lessor free and harmless from any cost, loss or damage assessed against Lessor in any suit, proceeding or otherwise so far as the same is based on any claim that the use or operation of the Equipment by Lessee shall infringe any patent.

34.2 Settlement of any suit or proceeding instituted against Lessor or Lessee may include modification of the Equipment to avoid infringement or, with the written consent of Lessor, replacement of the Equipment with non-infringing equipment.

34.3 If any action, suit or proceeding be instituted against Lessor based on any claim that the use, operation or ownership of the Equipment shall infringe on any patent, Lessee may defend the same and the provisions of Section 33 hereof shall apply mutatis mutandis to any such defense.

35.            Overdue Payment
35.1 Any Overdue Payment shall bear interest at the rate of eighteen per cent (18%) per annum calculated and compounded monthly whether before or after judgement, from the date it is due until paid.

36.            Authorized Representatives
36.1           For the purpose of the Leasing Schedules hereto:
               (a) any officer of Lessee who holds office by appointment of, or any other person who is appointed by, the Board of Directors of lessee; and

               (b) The President, a Director, a Vice-President holding office in Lessor, or any other person duly authorized by lessor; shall be an authorized representative of Lessee and lessor respectively.

36.2 Lessor and Lessee may designate from time to time by notice to the other any other person or persons who thereafter shall be an authorized representative or representatives for the purposes of leasing Schedules hereto.

37.            Delivery at Termination
37.1 If so requested by notice from Lessor, and subject to the provisions of Sections 22, 29 and 30 hereof, Lessee shall on the expiration or sooner termination of the Lease of the Equipment, surrender the Equipment to Lessor at a place in Canada designated by lessor in good order and repair, ordinary wear and tear excepted.

37.2 In the event that without the consent of Lessor, Lessee remains in the possession of or uses the Equipment after the expiration of the term of the Lease pertaining thereto, all ,the provisions of the Lease shall apply thereto unless and until the same has been surrendered pursuant to the terms of this Section, or Lessor has relieved Lessee from its obligations under the Lease with respect to the Equipment. Nothing in this Section shall have the effect of extending or renewing the term of any such Lease.

38.            Terminal Disposition
38.1 Subject to the provisions of Section 37 hereof, Lessee undertakes and agrees, if Lessor shall, by notice to Lessee, so request at the expiration of the term of any Lease, to dispose of the Equipment thereby leased (other than any Equipment as may have been previously purchased by Lessee), at Lessee's expense, in such manner as Lessor may by notice direct and as may be prudent so as to avert any dangerous use thereof or damage or injury to persons or property.

39.            Notices

39.1 Any notice required to be given hereunder shall be in writing and may be personally delivered or may be forwarded by registered mail. If any such notice is so mailed it shall be deemed to have been given by the sender and received by the party hereto m whom it has been addressed forty-eight (48) hours after the due mailing thereof by prepaid registered mail addressed as follows:

If to Lessor:  c/o The address set out on page 1
                    of this Leasing Agreement
                    Attention: The President

If to lessee:  c/o The address set out on page of this leasing Agreement
               Attention: The Secretary

Any person to whom a notice is required to be addressed may from time to tame give notice of any change of address and in such event the foregoing addresses shall be deemed to have been changed accordingly.

40.            Assignment and Sub-Letting

40.1 Lessee will not assign any Lease or sub-let the Equipment without the prior consent in writing of Lessor, such consent not to be unreasonably withheld. Nothing in this Section shall prevent Lessee from making an assignment or sub-letting to any company which controls Lessee or which Lessee may control, provided that Lessee shall promptly notify Lessor of such subletting and furnish the name and address of the sub-lessee and new location of the equipment. No assignment or sub-letting of any Lease shall relieve the Lessee of its Obligations hereunder nor shall any subletting be for a term which extends beyond the expiration of the term of the Lease.

41.            Forbearance and Indulgence
41.1 Forbearance and indulgence by either of the parties hereto in any instance shall not constitute a general waiver of the covenant or condition to which the same may apply.

42.            Merger and Amalgamations
42.1 In addition to the events specified in Section 25 hereof there shall be an event of default if the Lessee enters into any transaction whereby all or substantially all of its undertaking, property and assets would become the property of any other Person whether by way of reorganization, amalgamation. merger, transfer, sale or otherwise

               (a)  such other Person is acceptable to Lessor; and
               (b) such other Person shall execute, prior to, or contemporaneously with, the consummation of such transaction, such instruments as are satisfactory to Lessor and in the opinion of its solicitors necessary or advisable to evidence the assumption by such other Person of the due and punctual payment of all moneys expressed to be payable by Lessee under the terms, conditions and provisions hereof or of all Leases and the covenant of such other Person to pay the same and its agreement' to observe and perform all the covenants and obligations of Lessee hereunder or under all

               Unless expressly relieved by Lessor in writing, Lessee shall be and remain liable for the due performance and observance of all obligations on its part to be observed and performed hereunder and under each Lease.

42.2 Nothing in this Section 42 shall prevent Lessee, when not in default in the due performance and observance of any Obligation, from mortgaging, pledging or charging its undertaking:
               (a) by way of security for indebtedness of Lessee to any Canadian chartered bank or banks; or
               (b) under any trust deed or similar instrument to secure debt obligations of Lessee, subject always, however, to the terms, conditions and provisions of this Leasing Agreement and each leasing Schedule.

43.            Corporate Waiver
43.1 Lessee waives to the extent permitted all of the rights, benefits and protection given by the Personal Property Security Act of the Province of British Columbia.

43.2 To the extent permitted by law, the Lessee hereby waives all its rights, benefits or protection given to it by Sections 47, 49 and 50 of The Law of Property Act and the Seizure Act of the Province of Alberta, insofar as they extend to or relate to any Lease or other security collateral thereto. The Lessee hereby acknowledges that seizure or repossession of the Equipment referred to in any Lease shall not, by implication of law, extinguish the Lessee's indebtedness under any such Lease or other collateral security. The Lessee hereby confers upon the Lessor the right to recover from the lessee by action on covenant for payment contained in any Lease or in any other security collateral thereto the full rental payable under such Lease and all other money from time to time due thereunder or under any other collateral security, notwithstanding any seizure or repossession.

44.            Limitation of Civil Rights-Saskatchewan
44.1 Lessee covenants and agrees with lessor that The Limitation of Civil Rights Act of the Province of Saskatchewan shall have no application to:

               (a)  any Lease;
               (b) any mortgage, charge or other security for the payment of money made, given or created by any Lease or any agreement or instrument collateral hereto;
               (c) any agreement or instrument renewing or extending or collateral to any mortgage, charge or security referred to or mentioned in sub-paragraph (b) of this Section 44; or
               (d)  the rights, powers or remedies of Lessor under any Lease or under any mortgage, charge, other security, agreement or
                    instrument referred to or mentioned in sub-paragraphs (b) or
                    (c) of this Section 44.

45.            Successors and Assigns
45.1 Any Lease shall enure to the benefit of, and be binding upon Lessor and Lessee, their successors and permitted assigns and the sub-lessees of Lessee. Lessor shall be at liberty to assign or sub-let its rights under any Lease and without restricting the generality of the foregoing may assign, transfer, mortgage, charge, pledge, hypothecate, be considered as an aid to interpretation hereof, or otherwise encumber for security purposes its rights hereunder and any assignee, transferee, mortgagee, charger. pledgee, or similar person having acquired similar rights hereunder, shall be unrestricted in the disposal of such rights.

46.            Location of Equipment
46.1 Lessee shall not part with Possession of the Equipment nor remove the same from the territorial limits of Canada.

46.2 Lessee declares that the Equipment will be located at the Place of Use disclosed in the relevant Leasing Schedule.

46.3 On the occasion of each permanent change in the Place of Use, Lessee will promptly give to Lessor notice of the new Place of Use, which notice shall be given not later than fifteen (15) days after the change.

47.            Records
47.1 Lessee shall maintain throughout the term hereof Pertaining to the Equipment at its office located at the address stated in Section 39 hereof a record:
               (a) describing each item of Equipment, the Net Equipment Cost thereof, all changes, replacements, modifications and alterations thereto and the cost thereof; and
               (b)  in the case of any Equipment assigned or sub-let pursuant to
                    Section 40, names and addresses of any and all assignees and sub-lessees of the Equipment, the duration of the term of the respective sub-leases, the amount of the monthly rental and the description of the location for the time being, of any Equipment so assigned or sub-let.

47.2 The record described in the immediately preceding paragraph of this Section 47 shall be available at Lessee's office located at the address set forth in Section 39 hereof, to Lessor, its representatives or agents for inspection, at any reasonable time, upon reasonable notice, to Lessee and upon making any such inspection Lessor, its representatives or agents may make such extractions from such records as to them may seem fit or necessary.

48.            Offset
48.1 Lessee hereby waives any and all existing and future claims and offsets against any rental instalment or other payment due to Lessor hereunder and agrees to pay the rent and other amounts due hereunder regardless of any offset or claim which may be asserted by Lessee or on its behalf.

49.            Remedies Cumulative
49.1 All rights and remedies of Lessor hereunder are ,cumulative and not alternative and may be exercised by Lessor separately or together, in any order, sequence of combination.

50.            Time
50.1           Time is and shall be in all respects of the essence of any Lease.

5l.            Section Headings
51.1 Section headings appearing in this Leasing Agreement and Leasing Schedule are for convenience of reference only and are not to be considered as an aid to interpretation hereof.

52.            Effective Date
52.l           Notwithstanding the actual date of execution hereof. this Leasing
Agreement shall have force and effect and shall bind the patties hereto as and from the date first hereinabove written.

53.            Entire Transaction
53.l           This Leasing Agreement and Leasing Schedules represent the entire transaction between the parties hereto relating to the subject matter.

53.2 No agreement purporting to amend or modify this Leasing Agreement or any Lease or any document, paper or writing relating hereto or thereto, or connected herewith or therewith, shall be valid and binding upon the parties hereto unless in writing and signed and accepted in writing by both parties hereto.

54.            Severability
54.l           Any term, condition or provision of this Leasing Agreement or of any Lease
which is, or shall be deemed to be, void, prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be severable herefrom or therefrom, be ineffective to the extent of such avoidance, prohibition or unenforceability without in any way invalidating the remaining terms, conditions and provisions hereof or of any Lease, and any such avoidance, prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such term, condition or provision in any other jurisdiction.

55.            No Merger in Judgment
55.1 The taking of any judgment hereunder or under any Lease shall not operate as a merger of any term, condition or provision hereof or thereof.

56.            Further Assurances
56.1 Lessee shall give further assurances and do, execute and perform all such acts, deeds, documents and things as may be requisite to enable Lessor to have the full benefit of all tights and remedies intended to be reserved or created hereby.

57.            Proper Law
57.1 This Leasing Agreement and each Leasing Schedule hereto shall be governed, construed and enforced in accordance with the laws of the Province of British Columbia.

58.            Currency
58.1 All sums payable by Lessee to Lessor under this Leasing Agreement or any Leasing Schedule hereto shall be paid in Canadian dollars.

59.            Language
59.1 This Lease has been drawn up in the English language at the request of both parties.

Le present content de location a ete redige en langue anglaise a la demande des deux parties.

In witness whereof the parties hereto have executed this Leasing Agreement on the 15th day of November 1995 over the hands of their proper signing officers duly authorized in that behalf:

Telecom Leasing Canada (TLC) Limited        Kwikstar Communications Ltd.
- ------------------------------------        ----------------------------
per /s/ J. R. Dinnsdale                     per /s/ L. C. Fowler
- ------------------------------------        ---------------------


                                            Digital Courier International, Inc.
                                            -----------------------------------

                                            per

                                            /s/ Ian R. Bardsley
                                            -----------------------------------

Schedule B to Master Leasing Agreement dated November 8, 1995, between Telecom Leasing Canada (TLC) Limited as Lessor and Kwikstar Communications Ltd. as Lessee and Digital Courier International Inc. as Lessee.

The following terms and conditions are attached to and form a part of the above referenced Leasing Agreement:

Location of Equipment
- ---------------------

               Section 46.1 shall be replaced by the words "Lessee shall not pan with possession of the Equipment without the written consent of Lessor, which consent may be withdrawn by Lessor at any time, nor remove the Equipment from the territorial limits of Canada and the United States of America".

Joint and Several Liability
- ---------------------------

               The undernoted Lessees do hereby acknowledge and agree that they are and shall be jointly and severally liable for all the terms and conditions required to be observed and performed by them or either of them under this Leasing Agreement and all Leasing Schedules and other documents relating to this Leasing Agreement.

Covenants of Lessee
- -------------------

1. Failure of Lessee to perform or otherwise comply with any of the following covenants shall be considered an event of default and shall give Lessor cause to terminate, restrict or change the terms of any remaining lease credit facility in addition to any other remedies of Lessor under this Leasing Agreement.

2. Lessee covenants and agrees that at all times while this Leasing Agreement remains in effect Lessee shall:

               (a) with respect to Digital Courier International Inc. and any successor operating company including without limitation Kwikstar Communications Ltd., maintain its share capital in excess of $9 million and its total shareholders' equity in excess of $7 million (using generally accepted accounting principles and auditing standards applied on a consistent basis) immediately following completion of the subscription of shares as contemplated by
                    Section 8 of the Letter of Intent of September 25, 1995 issued by Lessee to MPR Teltech Ltd, a copy ,of which is attached as Schedule C to this Leasing Agreement;

               (b) maintain current assets in excess of current liabilities (using generally accepted accounting principles and auditing standards applied on a consistent basis);

               (c)  not, without the prior written consent of Lessor:

                    (i) declare or pay any dividends which would reduce its total shareholders' equity (using generally accepted accounting principles and auditing standards applied on a consistent basis) below an amount equal to one and one half(1.5) times the sum of Lessee's net lease obligations to Lessor as determined by Lessor;

                    (ii) purchase or redeem its shares or otherwise reduce its capital other than as anticipated in the Letter of Intent;

                    (iii)  become guarantor of any obligation;

                    (iv) become an endorser in respect of any obligation or otherwise become liable upon any note or other obligation; or

                    (v) incur any further debt obligations other than usual and reasonable trade debt, or debt to a bank for a reasonable operating loan facility in the sole opinion of Lessor;

               (d)  notify Lessor promptly of:

                    (i)    any dividend(s) approved for payment by Lessee;

                    (ii) the details of any acquisition of assets exceeding a cost of $100,000 other than through Lessor's lease credit facility; and

                    (iii) the details of any claims or litigation affecting Lessee;

               (e)  deliver to Lessor from time to time promptly:

                    (i) all monthly financial statements prepared by or for Lessee regarding Lessee's business, within 15 days following the end of each fiscal month; and

                    (ii) quarterly and audited annual statements and reports made available to shareholders, within 60 and 120 days respectively following the end of each fiscal quarter and year; and

               (f) permit Lessor and its representatives, at all reasonable times and with reasonable notice, access to all Lessee's property, assets and undertakings and to all its books of account and record.,; for the purpose of confirming compliance with the provisions of the Leasing Agreement and render all assistance necessary for such confirmation of compliance.

Signed by the parties this 8th day of November, 1995.

Lessor: /s/ J. R. Dinnsdale             Lessee: /s/ L. C. Fowler


Telecom Leasing Canada (TLC) Limited    Kwikstar Communications Ltd.



                                        Lessee: /s/ Ian R. Bardsley


                                        Digital Courier International Inc.

                      GENERAL ASSIGNMENT OF BOOK ACCOUNTS


1. FOR VALUABLE CONSIDERATION, receipt whereof is hereby acknowledged, the undersigned Debtors jointly and severally hereby assign transfer and grant to TELECOM LEASING CANADA (TLC) LIMITED, a British Columbia company having an office at Suite 700 - 5945 Kathleen Avenue, Burnaby, British Columbia, V5H 4L5, (hereinafter called the "Lessor") a continuing and specific security interest in all debts, proceeds, accounts, claims, money and choses in action which now are or which may at any time hereafter be due or owing to or owned by the undersigned and also all deeds, documents, writings, papers and books relating to or being records of goods of their proceeds, or by which goods or their proceeds are or may hereafter be secured, evidenced, acknowledged or made payable including Documents of Title, (and remaining debt instruments) Chattel Paper, Securities and Instruments, and all contractual rights and insurance claims relating to collateral (hereinafter called the "Collateral").

2. The undersigned agree that the Collateral shall be held by the Lessor as a general and continuing collateral security for the payment of all obligations, indebtedness and liabilities, present or future, direct or indirect, absolute or contingent, mattered or not, of the undersigned to the Lessor, wheresoever and howsoever incurred, and any ultimate unpaid balance thereof, and as a first and prior claim upon the Collateral.

3. The undersigned covenant at all times to notify the Lessor in writing promptly of any change in the information contained herein relating to the undersigned (including the name and location of the chief executive offices, sole places of business or residences. as the case may be, of the undersigned) and of any material default by any person in payment or other performance of obligations to the undersigned with respect to any of the Collateral.

4. So long as this assignment remains in effect, the undersigned covenant not to sell or further assign or encumber the Collateral without the prior written consent of the Lessor. The undersigned represent and warrant that the Collateral is genuine and owned by the undersigned free of all security interests or other encumbrances.

5. The undersigned shall be permitted to collect and receive all moneys in respect of the Collateral as and when it becomes due on behalf of and as trustee for the Lessor unless and until there shall be a default by the undersigned under any of this agreement, the Commitment to Lease letter between the parties dated October 3, 1995, and any Leasing Agreement and any Leasing Schedule between the Lessor and any of the undersigned. Subject to the foregoing sentence, the Lessor may collect, realize, sell or otherwise deal with the Collateral or any part thereof in such manner, upon such terms and conditions and at such time or tunes, whether before or after default, as may seem to it advisable and without notice to the undersigned. All moneys collected or received by the undersigned in respect of the Collateral shall be received as trustee for the Lessor, and shall be forthwith paid over to the Lessor by the undersigned.


6. The Lessor shall not be bound to do, observe or perform or see to the observance or performance by the undersigned of any obligations or covenants imposed upon the undersigned nor shall/he Lessor be obliged to preserve rights against other persons in respect of any Securities or Records in its possession.

7. The Lessor may apply the amounts collected or received by it on account of such parts of the indebtedness and liabilities of the undersigned to the Lessor as to the Lessor seems best or hold the same in a separate collateral account for such time as it may see fit and then apply the same as aforesaid, the whole without prejudice to its claim for any deficiency.

8. The Lessor may compound, compromise, grant extensions of time and other indulgences, take and give up securities, accept compositions, grant releases and discharges and otherwise deal with the debtors of the undersigned, the undersigned and others, and with the collateral and other securities as the Lessor may see fit, without prejudice to the liability of the undersigned or the Lessor's fight to hold and realize this security.

9. The Lessor shall not be liable or accountable for any failure to collect, realize or obtain payment of the Collateral or any part thereof and the Lessor shall not be bound to institute proceedings for the purpose of collecting, realizing or obtaining payment of the same or for the purpose of preserving any rights of the Lessor, the undersigned or any other person, firm or corporation in respect of the same, and the Lessor shall not be responsible for any loss or damage which may occur in consequence of the negligence of any officer, agent or solicitor employed in the collection or realization thereof.

10. The Lessor may charge, on its own behalf and also pay to others reasonable sums for expenses incurred and for services rendered (expressly including legal advices and services) in or in connection with collecting, realizing and/or obtaining payment of the Collateral or any part thereof and may add the amount of such sums to the indebtedness of the undersigned.

11. So long as this assignment remains in effect, the undersigned covenant and agree to deliver to the Lessor from time to time promptly upon request any Documents of Title (and remaining debt instruments), Instruments, Securities and Chattel Papers constituting, representing or relating to the Collateral; all books of account and all records, ledgers, reports, correspondence, schedules, documents, statements, lists and other writings relating to the Collateral for the purpose of inspecting, auditing or copying the same; all financial statements prepared by or for the undersigned regarding the undersigned's businesses; all policies and certificates of insurance relating to the Collateral, and such information concerning the collateral, the undersigned, the undersigned's businesses and affairs as the Lessor may reasonably request.

12. The undersigned shall from time to time forthwith on the Lessor's request do, make and execute all such financing statements, further assignments, documents, acts, matters and things as may be required by the Lessor of or with respect to the Collateral or any part thereof or as may be required to give effect to these presents, and the undersigned hereby constitute and appoint the President for the time being of the Lessor the true and lawful attorney of the undersigned irrevocable with full power of substitution to do, make and execute all such statements, assignments, documents, acts, matters or things with the right to use the name of the undersigned whenever and wherever it may be deemed necessary or expedient.

13. This agreement shall be a continuing agreement in every respect, and shall be binding upon the heirs, executors, administrators, successors and assigns of the parties hereto. No remedy for the enforcement of the rights of the Lessor hereunder shall be exclusive of or dependent on any other such remedy, but any one or more of such remedies may from time to time be exercised independently or in combination. The security interest created or provide for by this agreement is intended to attach when this agreement is signed by the undersigned and delivered to the Lessor. The undersigned acknowledge and confirm that there has been no agreement between the Lessor and the undersigned to postpone the time for attachment of the security interest hereby attached.

14. Nothing in this assignment contained shall or shall be deemed to restrict the rights and remedies at law or in equity or under any applicable personal property security legislation or otherwise, of the Lessor against the undersigned and the Collateral, it being hereby agreed by lite undersigned that the Lessor has and shall have all such rights and remedies as if' the same were herein at length set forth and by this reference the same are incorporated in and form a pan hereof.

15. Should the undersigned be entitled to a release or discharge or amendment to any financing statement reentered by the Lessor relating to this assignment, then the undersigned will pay to the Lessor all costs, charges, expenses and lawyer's fees and disbursements (as between a solicitor and his own client on a full indemnity basis) incurred by the Lessor in connection with such release, discharge or amendment.

16. For greater certainty it is declared that any and all future loans, advances or other value which the Lessor may in its discretion make or extend to or for the account of the undersigned shall be secured by this agreement. If more that one person executes this agreement their obligations hereunder shall be joint and several.

17. This assignment shall be governed by and construed in accordance with the law of the jurisdiction where it ]has been executed by the undersigned, as the same may from time to time be in effect, including, where applicable, the Personal Property Security Act.

18. The undersigned hereby acknowledge receiving a copy of this assignment and waive all rights to receive from the Lessor a copy of any financing statement, financing change statement or verification statement filed or issued at any time in respect of this assignment.

     The full, true and correct legal names and addresses of Debtors are hereby declared by Debtors to be as follows:

NAME OF DEBTOR:     Kwikstar Communications Ltd.
ADDRESS:                 #106 - 1008 Beach Avenue, Vancouver, B.C. V6E 1T7

NAME OF DEBTOR:     Digital Courier International Inc.
ADDRESS:                 8999 Nelson Way, Burnaby, B.C. V5A 4B5


IN WITNESS WHEREOF, the undersigned Debtors have executed this General Assignment of Book Accounts this 15th day of November, 1995.


Kwikstar Communications Ltd.        Digital Courier International Inc.

By: /s/ L. C. Fowler                By: /s/ Ian R. Bardsley
   ----------------------------        ------------------------------

Print Name: L. C. Fowler            Print Name: Ian R. Bardsley
           --------------------                ----------------------

Title: President                    Title: Chairman
      -------------------------           ---------------------------

                                   SCHEDULE A

          as Lessee, the Equipment hereinafter described, in consideration of the rental and for the term hereinafter set forth, the whole pursuant to and subject to the terms and conditions set forth in that certain Leasing Agreement
entered into between Lessor and Lessee as of the    day of              , 19  .

1.  EQUIPMENT  Quantity  Make and Description  Model Number  Serial Number
               --------  --------------------  ------------  -------------

- ------------------------------------------------------------------------------

2.  TERM     Term                                       months

______       ________________________________  ________________________


                    Commencement Date of Term
______       ________________________________  ________________________


                    Termination Date of Term
______       ________________________________  ________________________

_______________________________________________________________________________

3.  RENTAL          Aggregate Rental

______       ________________________________  $_______________________


                    Monthly Rental Instalment

______       ________________________________  $_______________________


                    Provincial Sales Taxes, if any, at
                    current rate on date hereof

______       ________________________________   $_______________________


                    Total Monthly Rental Instalment
______       ________________________________   $_______________________


                    Interim Rental Factor

______       ________________________________  $_______________________

- --------------------------------------------------------------------------------

4.  OPTION TO PURCHASE  Option to Purchase Date      Purchase Price

______       ________________________________   _______________________

- --------------------------------------------------------------------------------

5.  SETTLEMENT VALUE  Twelve Month
                      Period

                      Percentage of Net
                      Equipment Cost

- --------------------------------------------------------------------------------

6.  PLACE OF USE
                      ---------------------------------------------------------
- --------

- --------------------------------------------------------------------------------

7.      DEPRECIATION   Class Number   Capital Cost   Straight   Reducing
                                      Allowance      Line       Balance
                       ____________   Rate _______   [ ]        [ ]
- --------------------------------------------------------------------------------

                    The parties hereto have each executed this Leasing Schedule on the respective dates set forth below and this Leasing Schedule shall be deemed to have been executed on the later of such dates.

                                                               Lessee Name
                    _______________________________            ___________


________________________________________________________________________________
Initialled for
Identification:     This is Schedule "A" referred to in Paragraph 2.1(i) of the
                    Section entitled "Definitions" of the Leasing Agreement entered into between Telecom Leasing Canada (TLC) Limited as
                    Lessor and Kwikstar Communications Ltd. as Lessee and
                    Digital Courier International, Inc. as Lessee as of the ____ day of ______________, 1995